SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 Amendment No. 1
                                       to
                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 22, 2000



                    La Jolla Fresh Squeezed Coffee Co., Inc.
                  (Exact name of registrant as specified in its
                                    charter)

9060 Activity Road, Suite A, San Diego, California                         92126
(Address of principal executive offices)                              (Zip Code)

                                  858.273.5282
              (Registrant's telephone number, including area code)

                           Sorisole Acquisition Corp.
                         2600 Michelson Drive, Suite 490
                            Irvine, California 92612
          (Former name or former address, if changed since last report)

Delaware                                   000-26897                                       33-0838663
(State or other jurisdiction of     (Commission File Number)     (I.R.S. Employer Identification No.)
incorporation or organization)


                              Thomas E. Stepp, Jr.
                              Stepp & Beauchamp LLP
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                 (949) 660-9700
                            Facsimile: (949) 660-9010

                                   Page 1 of 9
                      Index to Exhibits specified on Page 8

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

(a) Pursuant to an Agreement and Plan of Reorganization (the "Acquisition Agreement") effective February 22, 2000, La Jolla Fresh Squeezed Coffee Co., Inc., a Washington corporation ("Company"), acquired all the outstanding shares of common stock of Sorisole Acquisition Corp., a Delaware corporation ("Sorisole"), from the shareholders thereof in an exchange for an aggregate of 3,500,000 shares of common stock of the Company (the "Acquisition").

The Acquisition was approved by the unanimous consent of the Company's Board of Directors on February 22, 2000. The Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Prior to the Acquisition, the Company had 20,797,890 shares of common stock issued and outstanding and 24,297,890 shares issued and outstanding following the Acquisition.

Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Company elected to become the successor issuer to Sorisole for reporting purposes pursuant to the Securities Exchange Act of 1934 ("Exchange Act") and elects to report pursuant to the Exchange Act effective February 22, 2000.

A copy of the Acquisition Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

(b) The following table specifies information regarding the shareholdings of the Company's current directors and executive officers and those persons or entities who beneficially own more than 5% of the Company's common stock (giving effect to the exercise of the warrants held by each such person or entity):

                    Name and Address of              Amount and Nature of
Title of Class      Beneficial Owner                 Beneficial Owner                 Percent of Class(1)
----------------    ----------------------------     -----------------------------    -------------------
$.001 Par Value     Cody Ashwell, 1135               2,700,000 shares                        11.11%
Common Stock        Terminal Way, Suite 209,
                    Reno, NV 89502

$.001 Par Value     Big Rock Marketing Inc.,         2,700,000 shares                        11.11%
Common Stock        1135 Terminal Way, Suite
                    209, Reno, NV 89502

$.001 Par Value     Cape Mckinnon Inc., 154B         1,890,000 shares                         7.78%
Common Stock        18th Avenue, San
                    Francisco, California 94121

$.001 Par Value     Cede & Company(2), P.O.          2,729,676 shares                        11.23%
Common Stock        Box 222, New York,
                    New York 10274

$.001 Par Value     Stephen F. Corey, 9060           4,139,800 shares, Secretary,            17.04%
Common Stock        Activity Road, Suite A,          Director
                    San Diego, California
                    92126

$.001 Par Value     All directors and named                                                  17.04%
Common Stock        executive officers as a group

(1) Based upon 24,297,890 outstanding shares of common stock.

(2) The Company is informed that approximately 2,729,676 shares of the Company's common stock are presently held by Cede & Company, which is the nominee name for the Depository Trust Company ("DTC"), a division of the Bank of New York formed to facilitate securities transactions for major brokers. Generally, only unrestricted securities may be deposited by brokers into the DTC, and Cede & Company is not a beneficial owner of any securities which it holds.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

(a) The consideration exchanged pursuant to the Acquisition Agreement was negotiated by Sorisole and the Company. In evaluating the Acquisition, Sorisole evaluated criteria such as the value of the Company's assets, the Company's ability to compete in the market for coffee products, the unique nature of the Company's products, the Company's current and anticipated business operations and the Company's business name and reputation in the coffee industry.

(b) The Company intends to achieve its expansion objectives by growth at its existing facilities, use of multiple marketing efforts and establishing its name recognition and consumer familiarity with the Company's products.

Background of the Company. The Company was incorporated in the state of Washington on February 9, 1987 as North West Converters, Inc. On December 31, 1996, the sole director and shareholder discontinued the operations of the Company. On October 31, 1997, our Articles of Incorporation were amended to change the par value of common stock to $.001, and the Company then began operations in the wholesale and retail gourmet and specialty foods and the operation of the retail store, both of which were unsuccessful. On June 2, 1997, we amended our Articles of Incorporation to change our name to North West Farms, Inc. In November 1998, we began the development stage of entering the retail and wholesale specialty coffee market. On June 2, 1999, we amended our Articles of Incorporation to change our name to La Jolla Coffee Co., Inc. and on June 16, 1999 we amended our Articles of Incorporation to change our name to La Jolla Fresh Squeezed Coffee Co., Inc. On June 15, 1999, the Company's Board of Directors ratified the acquisition of the assets of Stephen's Coffee, Inc. and the merger with Stephen's Coffee Holding, Inc. (See "Legal Proceedings")

Our Business. We are a manufacturer and distributor of gourmet cold-brewed coffee liquid extract and gourmet non-alcoholic cold coffee drinks. We believe that our proprietary cold extraction process and delivery system provides the food industry with a convenient gourmet coffee alternative that reduces labor, waste disposal costs and production costs. We believe that our cold-brewed coffee have gourmet tastes that are uncommon in the liquid coffee industry where flavor is often compromised for convenience. Our liquid coffee delivery system eliminates the substantial amount of coffee wasted every year by traditional coffee delivery systems that pre-brew coffee, often making the coffee burnt, or bitter.

OUR PRODUCTS AND SERVICES

Javalixir. Javalixir, which was developed for the food service and hospitality industry, is our pure coffee concentrate. We target major food service providers, such as Denny's and Coco's restaurants, hospitality chains such as Sheraton and Marriott hotels with a complete program that offers economical complete solutions for high volume customers.

JavaNectar. JavaNectar is our premium cold coffee beverage served over ice or through granita "slushy" machines widely used in convenience store applications. We believe that JavaNectar will be competitive with our competitor's cold coffee beverages, which are derived from powder bases. The initial target market is convenience stores in the southwest.

Retail Javalixir Coffee Concentrate. The Retail Javalixir Coffee Concentrate is packaged as 5 ounce and 12 ounce bottled concentrate. We anticipate that the product will be offered to individuals by upscale gourmet grocery chains and by our Internet retail site LaJollaCoffee.com.

Flavorants. Our Flavorant products are coffee extracts that can be utilized as an ingredient in the manufacture of beverages and other food products such as ice cream. We believe that our products' purity level will provide a competitive advantage in the coffee extract market. We plan to position the flavorant product as a premium level ingredients.

Future Products. The Bottled Javanectar is a 10 ounce cold coffee drink, similar to Starbuck's Frappuccino beverage which has successfully been sold in every region of the country. We believe that the Bottled Javanectar offers a higher quality, better tasting beverage at a comparable price. Starbucks manufacturing process involves a "full retort" to insure adequate pasteurization, the beverage is heated to approximately 280 degrees Fahrenheit for a minimum of two hours. We believe that this process destroys much of the coffee flavors, thereby leaving the consumer's pallet with a relatively bland flavor note. We process our bottled beverage using a less invasive process approved by the Food and Drug Administration, which we believe leaves the majority of the coffee flavor intact. We anticipate that we will begin shipping our bottled Javanectar in April to May 2000. The shelf life of this product is estimated at 6 months, allowing us to market the product through national distribution channels. Our target markets include supermarkets, upscale gourmet markets and convenience stores.

Our Marketing Strategy. Our marketing strategy is to be positioned as the new and improved entry in the liquid coffee market offering higher quality at competitive pricing. In the coffee concentrates market, we target private label customers with high volume consumption and ease in packing for these customers. We position our concentrates as a significantly higher quality product at a nominally higher price. In the cold flavored concentrate market, we pursue nationally branded product strategy with cold flavored coffee in markets wherein its supplies products to full service distributors. We will supply these products in 2.5-gallon bag-in-box (BIB) aseptically filled containers.

Our goal is to gain significant market share in San Diego and then expand into Southern California. We believe that this approach is desirable because it significantly lowers shipping costs and increases margins by eliminating distributors and brokers. San Diego is a highly populated city with large food service and industrial service due to military, tourism, and several universities. We are targeting our competitors' liquid coffee customers, because these customers are educated to the benefits of liquid coffee. We believe that our products provide these customers with a superior gourmet tasting liquid extract alternative.

Competition. The specialty coffee market is highly competitive. Many of our competitors have greater marketing and financial resources and brand name recognition combined with larger customer base and distribution channels. We compete with a number of liquid Coffee manufacturers including: Dowe Egbert, Amelia Bay, Victory House, Beverage House Inc., Lykes Pascow, Cool Brew, Nestle, Toddy, Sivetz, Filtron, and Flavor Brands. Dowe Egbert is the leader in the coffee concentrates market offering products that are economical and easy to use. We believe that our products have a gourmet coffee taste by using the cold brewing process and formulating lower levels of coffee concentrates and that our products are priced competitively. Our main competition for the cold coffee beverage is Starbuck's Frappaccino, which is the market leader in brand name recognition, distribution channels and strong financial resources.

Our Facilities. At this time, the Company occupies office space located at 9060 Activity Road, Suite A, San Diego, California 92126.

Employees. We currently have seven (7) full time employees.

Market for the Company's Securities. The Company participates in the OTC Bulletin Board, an electronic quotation medium for securities traded outside of the Nasdaq Stock Market, under the trading symbol "LJCC". The Nasdaq Stock
Market has implemented a change in its rules requiring all companies trading securities on the OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934. The Company was required to become a reporting company by the close of business on February 24, 2000. The Company acquired all the outstanding shares of Sorisole Acquisition Corp. to become successor issuer to it pursuant to Rule 12g-3 in order to comply with the reporting company requirements implemented by the Nasdaq Stock Market.

MANAGEMENT

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives; however, no assurance can be given that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, there can be no assurance that we will be able to continue to do so. All officers and directors of the Company will hold office until their resignation or removal.

Our directors and principal executive officers are as specified on the following table:

================================================================================
Name                        Age     Position
--------------------------------------------------------------------------------
Kurt B. Toneys              44      President, Chief Executive Officer, Director
--------------------------------------------------------------------------------
Stephen F. Corey            44      Secretary, Vice President, Director
================================================================================

Kurt B. Toneys is the President, Chief Executive Officer and a director of the Company since 1998. From 1996 through 1998, Mr. Toneys was the President of Polar Pacific, Inc., a California-based global distributor of refrigerants and reclamation technologies. From 1993 to 1996, Mr. Toneys was a partner in Charles duPont & Co., a private investment-banking firm. He received his Bachelor of Science in business administration with emphasis in Finance and Entrepreneurship from the University of Southern California.

Stephen F. Corey is the Secretary, Vice President of Product Development and a director of the Company. Mr. Corey has performed over five continuous years of intense scientific research on coffee and coffee processing systems in the following areas: coffee history, molecular structure of coffee, extraction processes, new technology of concentration & extraction, blend creation, product receptivity, and statistical analysis. Mr. Corey is directly responsible for developing the various coffee lines used by the Company as well as overseeing its manufacturing process and research and development for all future products. Mr. Corey studied science, chemistry, physics and empirical background in engineering while attending three years of college in Davos, Switzerland and one year at the College of Idaho. Mr. Corey holds technical degrees in Aviation and Airway Sciences.

All directors hold office until the next annual meeting of the shareholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security, or temporarily or permanently restraining any of the officers or directors of the Company from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are the officers or directors of any affiliate of the officers and directors so enjoined or entity so enjoined.

Employment Contracts. The Company has entered into employment contract with Stephen F. Corey and anticipates that it will enter into an employment contract with Kurt B. Toneys.

Legal Proceedings. The Company is not aware of any pending litigation nor does it have any reason to believe that any such litigation exists, except as follows:

In or about November 1999, Michael Gilbert, a former director of the Stephen's Coffee, Inc. and Stephen's Coffee Holding, Inc. and current shareholder of the Company, filed an action in the United States District Court, Central District of California, alleging that the transfer of the assets of Stephen's Coffee, Inc. to the Company was fraudulent and seeking declaratory relief to unwind the transaction. In November 1998, the Company believed it had settled this matter by the payment of $15,000.00 (U.S. Dollars), the issuance of 150,000 shares and the resignation of Mr. Gilbert as a director of Stephen's Coffee, Inc. and Stephen's Coffee Holding, Inc. The Company believes that the claim is without merit and intends to vigorously defend it.

In or about November 1999, Thomas Reed, a current shareholder of the Company, filed an action in the Los Angeles Superior Court, alleging similar claims as those of Michael Gilbert, specifically that the transfer of the assets of Stephen's Coffee, Inc. to the Company was fraudulent and seeking declaratory relief to unwind the transaction. The Company believes that the claim is without merit and intends to vigorously defend it.

RISK FACTORS

We Have Not Been Audited By Independent Certified Public Accountants. Although the Company is required to file audited financial statements no later than 60 days from the date that this report is required to be filed, no such audited financial statements have been prepared or are available for inspection as of the date hereof. Consequently, there can be no assurance that any representations as to the financial condition or assets of the Company are as stated herein.

We Have a Very Limited Operating History. We have a very limited operating history upon which an evaluation of our prospects can be made. Our prospects must be considered speculative considering the risks, expenses and difficulties frequently encountered in the establishment of a new business, specifically the risk inherent in the development of specialty coffee products. There can be no assurance that unanticipated problems will not occur which would result in material delays in future product commercialization or that our efforts will result in successful product and service commercialization. There can be no assurance that we will be able to achieve profitable operations.

We  Depend  on Name  Recognition.  Our  strategy  for  growth  is  substantially dependent upon our ability to market and promote our coffee products successfully. Other companies, including those with substantially greater financial, marketing and sales resources, compete with us, and have the advantage of marketing products with existing production and distribution facilities. There can be no assurance that we will be able to market and promote our products on acceptable terms, or at all. Failure to market our products successfully could have a material adverse effect on our business, financial condition or results of operations.

We Are in a Very Competitive Industry. Competition to provide specialty coffee products is intense and we expect the competition to increase. We will compete directly with other companies and businesses that have developed and are in the process of developing products which will be competitive with the products developed and offered by us. There can be no assurance that other products which are functionally equivalent or similar to our products have not been developed or are not in development. We expect that there are companies or businesses which may have developed or are developing such products as well as other companies and businesses which have the expertise which would encourage them to develop and market products directly competitive with those developed and marketed by us. To the extent that customers exhibit loyalty to the supplier that first supplies them with a particular product, our competitors may have an advantage over us with respect to products first developed by such competitors. As a result of their size and breadth of their service offerings, certain of these competitors have been and will be able to establish managed accounts by which they seek to gain a disproportionate share of users for their products. Such managed accounts present significant competitive barriers to us. It is anticipated that we will benefit from its participation in niche markets which, as they expand, may attract the attention of our competitors.

We May Rely on Third-Parties. We may become dependent upon various third parties for one or more significant products or services required for our business, which products or services will be provided to us pursuant to agreements with such providers. Inasmuch as the capacity for certain products or services by certain third parties may be limited, our inability, for economic or other reasons, to continue to receive products or services from existing providers, or to obtain similar products or services from additional providers, could have a material adverse effect on us.

We Depend on Management. We are dependent on the efforts and abilities of our senior management. The loss of various members of that management could have a material adverse effect on our business and prospects. The members of our Board of Directors believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from the service of us. There is no assurance, however, that upon the departure of key personnel from our service, replacement personnel will cause us to operate profitably.

Penny Stock Regulation. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which (i) contained a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contained a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of Securities' laws; (iii) contained a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in penny stock, the customer (i) with bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) month account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of the Company's securities become subject to the penny stock rules, holders of those securities may have difficulty selling those securities.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5. OTHER EVENTS

Successor Issuer Election. Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Company elected to become the successor issuer to Sorisole Acquisition Corp. for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective February 22, 2000.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Danilo Cacciamatta resigned as an officer and director of Sorisole effective upon completion of the Acquisition.

ITEM 7. FINANCIAL STATEMENTS


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Independent Auditors' Report ................................................   F-2

Consolidated Financial Statements:

     Consolidated Balance Sheet as of December 31, 1999 .....................   F-3

     Consolidated  Statements of Operations  for each of the years in the two-year  period ended December 31, 1999 and the period
     from August 13, 1993 (Inception) to December 31, 1999 ..................   F-4

     Consolidated  Statements  of  Stockholders'  Deficit  for the period
     from  August 13, 1993 (Inception) to December 31, 1999 .................   F-5

     Consolidated  Statements  of Cash Flows for each of the years in the two-year  period ended December 31, 1999 and the period
     from August 13, 1993 (Inception) to December 31, 1999 ..................   F-8

     Notes to Consolidated Financial Statements .............................   F-9

                          Independent Auditors' Report

Board of Directors
La Jolla Fresh Squeezed Coffee Co., Inc.

We have audited the accompanying consolidated balance sheet of La Jolla Fresh Squeezed Coffee Co., Inc., (the "Company"), a development-stage company, as of December 31, 1999, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the two-year period ended December 31, 1999 and the period from August 13, 1993 (Inception) to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of La Jolla Fresh Squeezed Coffee Co., Inc. as of December 31, 1999, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1999 and the period from August 13, 1993 (Inception) to December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred operating losses, has a working capital deficit and requires additional financing to sustain operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Irvine, California
April 21, 2000

                    LA JOLLA FRESH SQUEEZED COFFEE CO., INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1999

--------------------------------------------------------------------------------


                                     ASSETS
Current assets:
     Cash                                                           $    16,526
     Accounts receivable                                                  3,771
                                                                    -----------
         Total current assets                                            20,297

Property and equipment, net                                             102,225
                                                                    -----------
                                                                    $   122,522
                                                                    ===========

                       LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities:
     Accounts payable                                               $    11,637
     Accrued expenses                                                    63,371
     Accrued payroll and related benefits                                13,021
     Other liabilities                                                    8,000
                                                                    -----------
         Total current liabilities                                       96,029

Due to related party                                                     78,547
                                                                    -----------
         Total liabilities                                              174,576

Commitments and contingencies                                                --

Stockholders' deficit:
  Common stock, $0.001 par value; 50,000,000
     shares authorized; 20,398,486 issued and outstanding                20,398
   Additional paid-in capital                                         4,036,683
   Deficit accumulated during the development stage                  (3,599,135)
   Note receivable from officer                                        (510,000)
                                                                    -----------

         Total stockholders' deficit                                    (52,054)
                                                                    -----------
                                                                    $   122,522
                                                                    ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements

                    LA JOLLA FRESH SQUEEZED COFFEE CO., INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                 For the year ended              For the period from
                                                                                     December 31,                   August 13, 1993
                                                                         -----------------------------------         (Inception) to
                                                                             1999                    1998          December 31, 1999
                                                                         ------------           ------------     -------------------
Net sales                                                                $         --           $         --           $         --

Cost of sales                                                                      --                     --                     --
                                                                         ------------           ------------           ------------

         Gross profit                                                              --                     --                     --

Operating expenses-
   Selling, general and administrative                                      1,501,836                371,487              2,389,135
   Stock issued for services                                                1,210,000                     --              1,210,000
                                                                         ------------           ------------           ------------

         Net loss                                                        $ (2,711,836)          $   (371,487)          $ (3,599,135)
                                                                         ============           ============           ============

Basic and diluted loss per share                                         $       (.14)          $       (.12)
                                                                         ============           ============

Basic and diluted weighted average common shares
outstanding                                                                18,730,031              3,032,264
                                                                         ============           ============


              The accompanying notes are an integral part of these
                        consolidated financial statements

                    LA JOLLA FRESH SQUEEZED COFFEE CO., INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                 FOR THE PERIOD FROM AUGUST 13, 1993 (INCEPTION)
                              TO DECEMBER 31, 1999



                                                                                            Deficit
                                                      Common Stock                        Accumulated
                                                ------------------------    Additional     During the     Note
                                                                             Paid-In      Development   Receivable
                                                  Shares        Amount       Capital          Stage    From Officer      Total
                                                ----------    ----------    ----------     ----------  ------------    ----------
Common stock issued to founder and
 shareholders in recapitalization                1,142,500    $    1,143    $  148,113     $       --     $  --        $  149,256

Capital contributed by founder                          --            --       362,556             --        --           362,556

Net loss for the period from August 13, 1993
 (Inception) through December 31, 1997                  --            --            --       (515,812)       --          (515,812)
                                                ----------    ----------    ----------     ----------     -----        ----------

Balances, December 31, 1997                      1,142,500         1,143       510,669       (515,812)       --            (4,000)

Capital contributed by founder                                                 105,094             --        --           105,094

Shares retained by shareholders in
recapitalization on November 1, 1998            11,086,797        11,087       (11,087)            --        --                --

Stock issued in November and December
 1998 in a private placement at $0.35              503,571           503       175,747             --        --           176,250
 per share
Net loss                                                --            --            --       (371,487)       --          (371,487)
                                                ----------    ----------    ----------     ----------     -----        ----------

Balances, December 31, 1998                     12,732,868        12,733       780,423       (887,299)       --           (94,143)


              The accompanying notes are an integral part of these
                        consolidated financial statements

                    LA JOLLA FRESH SQUEEZED COFFEE CO., INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                   (Continued)

                 FOR THE PERIOD FROM AUGUST 13, 1993 (INCEPTION)
                              TO DECEMBER 31, 1999


                                                                                            Deficit
                                                      Common Stock                        Accumulated
                                                ------------------------    Additional     During the     Note
                                                                             Paid-In      Development   Receivable
                                                  Shares        Amount       Capital          Stage    From Officer      Total
                                                ----------    ----------    ----------     ----------  ------------    ----------
Stock issued from January to March 1999
 in a private  placement at $0.35 per share        496,429           496       173,254         --             --        173,750

Stock issued from May to October 1999
 in a private  placement at $0.65 per share        475,846           476       308,824         --             --        309,300

Value of stock options granted to officers
 in February  1999 at $0.15 per share                   --            --     1,000,000         --             --      1,000,000

Exercise of stock options in February 1999
 at $0.15  per share for note                    3,400,000         3,400       506,600         --       (510,000)            --

Exercise of stock options in February 1999
 at $0.15  per share for employment services     1,600,000         1,600       238,400         --             --        240,000

Stock issued in June 1999 valued at $0.65
 per share  for services                         1,000,000         1,000       649,000         --             --        650,000

Stock issued for cash in June, August,
 September and October 1999 at $0.65 per share     446,152           446       289,554         --             --        290,000

Stock issued for cash in November 1999
 at prices ranging from $0.31 to $0.36             172,191           172        60,703         --             --         60,875
 per share


             The accompanying notes are an integral part of these
                        consolidated financial statements

                    LA JOLLA FRESH SQUEEZED COFFEE CO., INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                   (Continued)

                 FOR THE PERIOD FROM AUGUST 13, 1993 (INCEPTION)
                              TO DECEMBER 31, 1999



                                                                                       Deficit
                                                 Common Stock                        Accumulated
                                           ------------------------    Additional     During the        Note
                                                                        Paid-In      Development      Receivable
                                             Shares        Amount       Capital          Stage       From Officer       Total
                                           ----------    ----------    ----------     ----------     ------------     ----------
Stock issued for cash in December
1999 at $0.40 per  share                        75,000            75        29,925             --              --          30,000

Net loss                                            --            --            --     (2,711,836)             --      (2,711,836)
                                           -----------   -----------   -----------    -----------     -----------     -----------

Balances, December 31, 1999                 20,398,486   $    20,398   $ 4,036,683    $(3,599,135)    $  (510,000)    $   (52,054)
                                           ===========   ===========   ===========    ===========     ===========     ===========

                    LA JOLLA FRESH SQUEEZED COFFEE CO., INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                    For the year ended           For the period from
                                                                                        December 31,               August 13, 1993
                                                                            ---------------------------------      (Inception) to
                                                                                1999                  1998        December 31, 1999
                                                                            -----------           -----------    -------------------
Cash flows from operating activities:
   Net loss                                                                 $(2,711,836)          $  (371,487)       $(3,599,135)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
   Depreciation                                                                  16,232                    --             16,232
   Value of stock options issued below fair value                             1,000,000                    --          1,000,000
   Issuance of common stock for services
rendered                                                                        890,000                    --            890,000
   Changes in operating assets and liabilities:
     Accounts receivable                                                         (3,771)                   --             (3,771)
     Accounts payable                                                             6,109                 5,528             11,637
     Accrued expenses                                                            53,871                 9,500             63,371
     Accrued payroll and related benefits                                         9,357                 3,664             13,021
     Other liabilities                                                            8,000                    --              8,000
                                                                            -----------           -----------        -----------

       Net cash used in operating activities                                   (732,038)             (352,795)        (1,600,645)
                                                                            -----------           -----------        -----------

Cash flows from investing activities-
   Purchases of property and equipment                                         (118,457)                   --           (118,457)
                                                                            -----------           -----------        -----------

Cash flows from financing activities:
   (Decrease) increase in due to related parties                                (10,000)               88,547             78,547
   Issuance of common stock for cash                                            863,925               176,250          1,189,431
   Contributions of capital                                                          --               101,094            467,650
                                                                            -----------           -----------        -----------

       Net cash provided by financing activities                                853,925               365,891          1,735,628
                                                                            -----------           -----------        -----------

   Net increase in cash                                                           3,430                13,096             16,526
   Cash at beginning of period                                                   13,096                    --                 --
                                                                            -----------           -----------        -----------

   Cash at end of period                                                    $    16,526           $    13,096        $    16,526
                                                                            ===========           ===========        ===========

Non Cash Financing Activities-
   Stock issued to officer for promissory note                              $        --           $   510,000        $   510,000
                                                                            ===========           ===========        ===========


                   The accompanying notes are an integral part of these consolidated financial statements

                    LA JOLLA FRESH SQUEEZED COFFEE CO., INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Note 1 - Organization

La Jolla Fresh Squeezed Coffee Company, Inc., formerly North West Farms, Inc. ("LJFSC"), incorporated in the state of Washington, and its subsidiaries (collectively the "Company") intends to manufacture, market and distribute quality cold-brewed coffee liquid extract and gourmet non-alcoholic cold coffee drinks. The Company since Inception has had no significant operations and, accordingly, is a company in the development stage.

Stephen's Coffee Co., Inc. ("SCC") was incorporated in the state of California on August 13, 1993 ("Inception"). SCC is the operating company responsible for the development of manufacturing methods and products for distribution. Effective November 1, 1998, SCC was acquired for 1,142,500 shares of common stock representing approximately 9% of the outstanding voting stock of LJFSC in exchange for the common stock of SCC. LJFSC has had no significant operations. For accounting purposes, the combination is treated as a recapitalization of SCC.

The accompanying consolidated financial statements reflect the historical assets and liabilities, and the related historical operations of SCC for all periods presented.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements at December 31, 1999, include the accounts of the Company and its subsidiaries. All inter-company accounts have been eliminated in consolidation.

Basis of Presentation

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses from operations since its inception and requires substantial funds for its operational activities and sales efforts. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management is seeking financing through a private placement of its common stock. There are no assurances that funds will be available to or, if available, that the Company will achieve revenues sufficient to meets its cost structure. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates. Significant estimates made by management include, but are not limited to, the allowance for losses on uncollectible accounts receivable, and the impairment of long-lived assets.

                    LA JOLLA FRESH SQUEEZED COFFEE CO., INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Note 2 - Summary of Significant Accounting Policies, continued

Concentration of credit risk

The Company purchased certain products from two suppliers, which accounted for approximately 24% and 23% of total purchases during the year ended December 31, 1999. No suppliers represented more than 10% during the year ended December 31, 1998. Management does not believe that the loss of such suppliers could have a severe impact on the results of operations.

Impairment of Long-Lived Assets

The Company accounts for impairment of long-lived assets under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Property and Equipment

Property and equipment are depreciated over their estimated useful lives using the straight-line method over three to seven years. Additions and betterments are capitalized. The cost of maintenance and repairs is charged to expense as incurred. When depreciable property is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

The Company periodically reviews the value of its property and equipment for impairment whenever events or changes in circumstances indicate that the book value of an asset may not be recoverable. An impairment loss would be recognized whenever the review demonstrates that the future undiscounted net cash flows expected to be generated by an asset from its use and eventual deposition are less than the carrying amount of the asset. Management believes no permanent impairment has occurred.

Revenue Recognition

Revenue from coffee products is recognized upon shipment of product. Estimated returns and allowances are accrued to expenses at the time of sale.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes," whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between bases used for financial reporting and income tax reporting

                    LA JOLLA FRESH SQUEEZED COFFEE CO., INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Note 2 - Summary of Significant Accounting Policies, continued

purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Stock-Based Compensation

SFAS No. 123, "Accounting for Stock-Based Compensation," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB No. 25 must make pro forma disclosures of net income (loss) and earnings (loss) per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied. Through December 31, 1999, the Company had no employee stock options outstanding.

Loss Per Share

Basic EPS is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common stock issuable through stock options, warrants and other convertible securities. The Company did not have any potentially dilutive common stock equivalents outstanding as of December 31, 1999 or 1998.

Reporting Comprehensive Income

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting the components of comprehensive income and requires that all items that are required to be recognized under accounting standards as components of comprehensive income be included in a financial statement that is displayed with the same prominence as other consolidated financial statements. Comprehensive income includes net income (loss), as well as certain non-shareholder items that are reported directly within a separate component of stockholders' equity and bypass net income (loss). The Company had adopted the provisions of this statement during the current fiscal year, with no impact on the accompanying consolidated financial statements.

Disclosures about Segments of an Enterprise and Related Information

In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." The provisions of this statement require disclosures of financial and descriptive information about an enterprise's operating segments in annual and interim financial reports issued to stockholders. The statement defines an operating segment as a component of an enterprise that engages in business activities that generate revenue and incur expense, whose operating results are reviewed by the chief operating decision-maker in the determination of resource allocation and assessing performance, and for which discrete financial information is available. The Company has adopted the provisions of this statement in 1999 with no impact on the accompanying consolidated financial statements.

                    LA JOLLA FRESH SQUEEZED COFFEE CO., INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Note 2 - Summary of Significant Accounting Policies, continued

Accounting for Derivative Instruments and Hedging Activities

In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Accordingly, the Company will adopt SFAS No. 133 beginning on January 1, 2000. SFAS No. 133 establishes standards for the accounting and reporting of derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts. Under SFAS No. 133, entities are required to carry all derivative instruments at fair value on their balance sheets. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging activity and the underlying purpose for it. The Company does not believe that the adoption of SFAS No. 133 will have a significant impact on the Company's consolidated financial statements or related disclosures.

Note 3 - Acquisition

As discussed in Note 1, LJFSC entered into an asset purchase agreement with SCC to acquire all the assets of SCC for 1,142,500 shares of its common stock. Since the acquisition was treated as a recapitalization of SCC, these shares are reflected as outstanding since Inception. The shares totaling 11,086,797 retained by the shareholders of LJFSC are considered as issued in connection with the recapitalization in the accompanying consolidated statements of stockholders' deficit. LJFSC had no assets nor operations at the date of the acquisition.

Note 4 - Property and Equipment

Property and equipment consists of the following at December 31, 1999:

                Equipment                            $  59,956
                Furniture and fixtures                   1,249
                Leasehold improvements                  57,252
                                                     ---------
                                                       118,457
                Less accumulated depreciation          (16,232)
                                                     ---------
                                                     $ 102,225

Note 5 - Commitments and Contingencies

Lessee

The Company is the lessee of office equipment under operating leases typically for periods of three years. The Company leases its office space under an operating lease in which the terms are for a period of six months. Total rent expense for all leases for the years ended December 31, 1999 and 1998 amounted to approximately $72,254 and $48,775, respectively.

                    LA JOLLA FRESH SQUEEZED COFFEE CO., INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Note 5 - Commitments and Contingencies, continued

The Company's future annual minimum lease payments for all non-cancelable operating leases as of December 31, 1999, are as follows:

                Years Ending

                    2000                 $  64,614
                    2001                    47,172
                    2002                    29,730
                    2003                     7,957
                                           -------
                                         $ 149,473
                                           =======

Litigation

In November 1999, a former director of SCC made a claim against the Company alleging that certain corporate formalities were not complied with during the transfer of the assets of SCC entitling the plaintiff to unwind the transfer, $150,000 in damages and additional shares in the Company. In November 1998, the Company believed it had settled the matter by the payment of $15,000, the issuance of 150,000 shares and the director's resignation. The outcome of the case is uncertain. As such, no provision for loss has been made in the accompanying consolidated statements of operations.

In November 1999, a shareholder of the Company filed a claim against the Company alleging similar claims as above, specifically that the transfer of the assets of SCC was fraudulent and is seeking declaratory relief to unwind the transfer, and other damages. The outcome of the case is uncertain. As such, no provision for loss has been made in the accompanying consolidated statements of operations.

Note 6 - Stockholders' Deficit

During the period from Inception to December 1998, the president and founder of SCC had personally funded much of the operations. Approximately $468,000 was contributed to further the research and development of its cold extraction process and delivery system.

Common Stock Issuances

As discussed in Notes 1 and 3, effective November 1, 1998, NWF issued 1,142,500 shares of its common stock for all the assets subject to liabilities assumed of SCC. Since the acquisition was treated as a recapitalization of SCC, these shares are reflected as outstanding since Inception. The shares totaling 11,086,797 retained by the stockholders of NWF are considered as issued in connection with the recapitalization in the accompanying consolidated statements of stockholders' deficit.

In 1998, the Company issued 503,571 shares of common stock for $0.35 per share in a private placement offering for a total of $176,250. In 1999, the Company sold an additional 496,429 shares of common stock for $0.35 per share pursuant to such offering for a total of $173,750.

From May to October 1999, the Company received $309,300 from a private placement offering issuing 475,846 shares of its common stock for $0.65 per share.

                    LA JOLLA FRESH SQUEEZED COFFEE CO., INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Note 6 - Stockholders' Deficit, continued

In June 1999, the Company issued 1,000,000 shares of common stock to a third party in exchange for the development and maintenance of the Company's website. The services were valued at $650,000 or $0.65 per share. The Company disputes the transaction due to lack of performance by the vendor and the Company is currently pursuing cancellation of a portion of the shares. No adjustment has been made to the accompanying consolidated financial statements as a result of managements' intent to cancel certain shares under this arrangement.

At various times during 1999, the Company issued 446,152 shares of common stock at $0.65 per share for total proceeds of $290,000.

In November 1999, the Company issued 172,191 shares of common stock at prices ranging from $0.31 to $0.36 per share for total proceeds of $60,875.

In December 1999, the Company issued 75,000 shares of common stock at $0.40 per share for total proceeds of $30,000.

Stock Options

In 1999, the Company adopted the 1999 Incentive Stock Option Plan (the "Plan"), which authorizes the granting of options to key employees, directors, and/or consultants to purchase unissued common stock subject to certain conditions, such as continued employment. Options are generally granted at the fair market value of the Company's common stock at the date of grant and become exercisable over a period of three years from the date of grant. During 1999, options to purchase 5,000,000 shares of the Company's common stock were granted and exercised at $0.15 per share.

In February 1999, pursuant to the Plan, the Company granted to two officers options to purchase 3,400,000 and 1,600,000 shares of its common stock at $0.15 per share. The officers exercised these options in February 1999 in exchange for a promissory note bearing interest at six percent per annum due in 2009 for the 3,400,000 shares and services rendered for the 1,600,000 shares. No payments have been made on the note during 1999. The Company recorded additional compensation expense during 1999 of $1,000,000 for the value of these options granted below fair value based on the difference between the estimated fair value of $0.35 and the exercise price of $0.15.

Note 7 - Provision for Income Taxes

The Company's net deferred tax assets at December 31, 1999, consist of net operating loss carryforwards for federal and state income tax reporting amounting to approximately $3.6 million and $1.7 million, respectively. At December 31, 1999, the Company provided a 100% valuation allowance for these net operating loss carryforwards totaling approximately $1.4 million. The Company's net operating loss carryforwards will begin to expire in 2019 and 2004 for federal and state income tax purposes, respectively. The Company recorded no benefit for income taxes during the periods presented. During the years ended December 31, 1999 and 1998, the Company's total valuation allowance increased approximately $1.1 million and $149,000, respectively.

                    LA JOLLA FRESH SQUEEZED COFFEE CO., INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 7 - Provision for Income Taxes, continued

The difference between the tax benefit assuming a Federal income tax rate of 34% and amounts recorded in the financial statements of zero percent is the result of the Company recording a 100% valuation allowance for its deferred tax assets.

As a result of changes in ownership, the Company's use of net operating loss carryforwards may be limited by section 382 of the Internal Revenue Code until such net operating loss carryforwards expire. Deferred tax assets have been computed using the maximum expiration terms of 20 and 5 years for federal and state tax purposes, respectively.

Note 8 - Subsequent Events

On February 22, 2000, the Company acquired all the outstanding shares of common stock of Sorisole Acquisition Corp. ("Sorisole"), a Delaware corporation, from the shareholders thereof in exchange for 3,500,000 shares of common stock. Sorisole is a reporting shell corporation and has no assets or liabilities and no significant operations. This acquisition will be accounted for as a recapitalization of the Company.

From January to April 2000, the Company issued 340,000, 78,950, 249,500 and 61,111 shares of its common stock for cash to unrelated parties at $0.12, $0.19, $0.40 and $0.45 per share, respectively, in a private placement under the provisions of the Securities Act of 1933. The Company received approximately $182,000 pursuant to such offering.

ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.

Index to Exhibits

10.1 Stock Acquisition and Reorganization Agreement by and among La Jolla Fresh Squeezed Coffee Co., Inc. and Sorisole Acquisition Corp., dated February 22, 2000.

3.1    Articles of Incorporation of La Jolla Fresh Squeezed Coffee Co., Inc.

3.2    Amendment to Articles of Incorporation

3.3    Amendment to Articles of Incorporation

3.4    Amendment to Articles of Incorporation

3.5    Amendment to Articles of Incorporation

3.6    By-Laws of La Jolla Fresh Squeezed Coffee Co., Inc.

17.1   Resignation Letter of Danilo Cacciamatta

27.1.  Financial Data Schedule.

----------
*To be filed by amendment

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.


                                        La Jolla Fresh Squeezed Coffee Co., Inc.


DATED:  April 24, 2000                  By:  /s/ Kurt B. Toneys
                                             -----------------------------------
                                             Kurt B. Toneys, President

                                       9